Exhibit 10.2
SEVERANCE AGREEMENT AND GENERAL RELEASE

THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (the “Agreement”) is entered into by and between Calumet GP, LLC, Calumet Specialty Products Partners, L.P., and its direct or indirect subsidiaries and other affiliates (collectively, the “Company”) and William A. Anderson (“Employee”) (individually, “Party”; and jointly, the “Parties”).

Recitals

A.Employee has been employed by the Company since April 26, 1993, and is presently an Executive Vice President; and

B.The Parties wish to terminate the employment relationship between the Company and Employee on amicable and certain terms as set forth in this Agreement.

Terms and Conditions

NOW, THEREFORE, in consideration of the promises and obligations contained in this Agreement, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.Separation Date. Employee’s employment with the Company shall terminate effective March 22, 2019 (“Separation Date”). Employee understands that this Agreement must be signed by Employee on or within three (3) days after the Separation Date (which time gives Employee 21 days to consider the Agreement). Signing prior to this time period will result in Employee being required to sign a subsequent release and waiver during the above-described time period to trigger Company’s payment obligations after the effective date of the subsequent release and waiver.

2.Severance. In consideration for the promises made by Employee in this Agreement, the Company shall provide Employee two payment installments totaling a gross amount of Four Hundred Fifty Thousand Dollars ($450,000.00), subject to all applicable employment taxes and withholdings. The first installment of Three Hundred Fifteen Thousand Dollars ($315,000.00) gross will be paid on the next regularly-scheduled payday of the Company following the Effective Date of this Agreement (as defined in Section 27 below). The second installment of One Hundred Thirty-Five Thousand Dollars ($135,000.00) gross will be paid on the earlier of: (i) the occurrence of a Change of Control as that term is defined under the Company’s Amended and Restated Long-Term Incentive Plan; or (ii) the next regularly-scheduled payday after the six-month anniversary of the Effective Date. The Company will also provide healthcare benefits to Employee for six (6) months following termination through the payment of COBRA premiums. This consideration shall be referred to herein as the “Severance Package.”

3.LTIP. Employee’s LTIP units will be treated in accordance with the terms of the applicable contract or plan document.

4.Future Assistance.  For a period of six months following the Effective Date of this Agreement, Employee agrees that he will cooperate and make himself reasonably available by telephone to Company (including its agents and attorneys) in the event Employee’s assistance is needed to locate, understand, or clarify work previously performed by Employee or to answer questions or provide input on Company-related matters.  The Company will reimburse Employee for reasonable out-of-pocket expenses incurred as a result of Employee’s assistance, unless such remuneration would be inappropriate or otherwise prohibited under existing law.

5.Complete Payment. The Severance Package as written, to which Employee would not otherwise be entitled, shall constitute complete settlement and satisfaction of any and all present or potential claims for loss of wages, including any and all forms of compensation, commissions, bonuses, and benefits of employment, reinstatement, severance pay, incentive plan payouts, compensatory damages, punitive damages, declaratory relief, interest, attorney’s fees, costs, other litigation fees, and any and all other forms of monetary or injunctive relief. Employee hereby expressly acknowledges payment in full by the Company of any and all earned and unpaid compensation and benefits (excluding any unpaid vested vacation pay) as of the Effective Date of this Agreement. Apart from the Severance Package, the Company shall have no continuing liability to Employee for any compensation, commissions, bonuses, incentive payments, or benefits of employment; provided, however, that this provision shall have no effect on any unpaid vested vacation pay.

6.Unemployment Compensation Benefits. The Company shall not contest any claim for unemployment compensation benefits Employee might file in connection with Employee’s termination.

7.Release of Claims. In consideration of the promises made by the Company in this Agreement, Employee hereby RELEASES AND FOREVER DISCHARGES the Company and its owners, directors, principals, officers, agents, employees, subsidiaries, affiliates, successors, and assigns (collectively, the “Released Parties”) from any and all claims, demands, liabilities, actions, or causes of action which Employee had, has, or may have on account of, arising out of, or related to: (a) Employee’s employment with the Company and the termination of that employment, including, without limitation, any and all claims, demands, liabilities, actions, or causes of action arising under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974; the Americans with Disabilities Act; the Age Discrimination in Employment Act; the Family and Medical Leave Act; the Occupational Safety and Health Act; the Lilly Ledbetter Fair Pay Act; the Equal Pay Act; Indiana civil-rights statutes; Indiana payment-of-wages statutes; and any and all other federal, state and local laws governing terms and conditions of employment, wages, hours, compensation, discrimination, and any and all other matters; and (b) any and all other matters occurring prior to the Effective Date of this Agreement. Employee is hereby releasing each and every claim, known or unknown, contingent or actual, which Employee has or may have against the Released Parties, or any of them, as of the Effective Date, except the foregoing release does not extend to any claim for unemployment compensation benefits or any claim that may not lawfully be released by private agreement, nor does it restrict Employee’s right to file a charge with any administrative or government agency or participate in an administrative or government agency investigation or proceeding; provided, however, that by signing this Agreement, Employee understands and agrees that, in the event that Employee files any charge or claim against the Released Parties or any of them, this Agreement may operate to limit or preclude Employee’s entitlement to relief or recovery from such claim, including any costs or attorneys’ fees.

8.Covenant Not To Sue. Employee promises and agrees not to file a lawsuit against the Released Parties or any of them with respect to any claim or cause of action released herein. In the event that Employee violates this covenant, Employee understands and agrees that any such claim will be subject to dismissal with prejudice and further agrees to reimburse the Released Parties for their attorneys’ fees and costs incurred to secure such dismissal.

9.Acknowledgement of Payment in Full. Employee acknowledges receipt of payment in full for all compensation owed to Employee under federal and state law, except for the Severance Package (subject to the terms herein). Employee further acknowledges that Employee is not aware of any facts or circumstances constituting a violation by the Company of the Fair Labor Standards Act or any other statute or law relating to Employee’s payment of wages or hours of work. Employee further warrants that Employee has made no allegations against the Company and is not aware of any facts or circumstances that would give rise to any claims on Employee’s behalf for sexual harassment or sexual abuse.

10.Return of the Company Property and Confidentiality.

(a)Within five (5) days of the Separation Date, Employee shall return to the Company any Company-provided id cards, iPad, laptop, tablet, cell phone, credit card, keys (including desk, office, and building keys), Company identification card or badge, passwords, access codes, documentation, information, reports, files, memoranda, records, identification, hardware, and software, and any physical or personal property of any nature that Employee received, prepared or helped prepare in connection with Employee’s employment with the Company (“Company Information/Property”). Employee expressly agrees that Employee will not retain any copies, duplicates, reproductions, or excerpts of any such Company Information/Property in any (including electronic) form.

(b)If Employee is in possession of a Company-owned vehicle (“Vehicle”), the payment of the Severance Package is contingent upon the return of the Vehicle (along with the keys to same), unless (1) there is an agreed-upon written purchase plan for the Vehicle between Employee and Company, or (2) the Employee has express, written authorization from the Company to keep and receive title to the Vehicle.

(c)Employee hereby acknowledges that, in connection with the performance of Employee’s duties, Employee has been given access to certain confidential and proprietary information relating to and used in the Company’s business, which may include, without limitation, confidential personnel information, including compensation, benefits, medical, performance, and disciplinary information; systems, procedures, manuals, and financial information; general compensation data; marketing strategies and information; pending projects and proposals; business plans and forecasts; trade information or secrets; costs and pricing information; trademarks and trade names; or records and copies of records pertaining to the operations, customers, or business of the Company, as well as other confidential information, documents, and records regarding the Company’s business which the Company has acquired and/or developed through substantial amounts of time, money and effort, all of which is collectively and individually defined as “Confidential Information.” Employee hereby agrees that all Confidential Information is and shall remain the sole and exclusive property of the Company. Employee further agrees that Employee shall not at any time following the Separation Date use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the CEO of the Company, except for such information which is or becomes generally available to the public other than as a result of an act or omission on the part of Employee. Employee shall return to the Company all Confidential Information in Employee’s possession, custody or control on or before the Effective Date of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Securities and Exchange Commission, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employee does not need prior authorization of the Company to make any such reports or disclosures and is not required to notify Company that he/she has made such reports or disclosures.

(d)    Employee agrees not to communicate, display, publish, or otherwise reveal any of the contents or existence of this Agreement to anyone inside or outside of the Company other than Employee’s spouse, attorney, and financial advisor, except by written consent of the Company or as required by law. Employee understands and agrees that Employee is responsible for any disclosure of the terms and conditions of this Agreement by Employee’s spouse, attorney, or financial advisor, which Employee understands and agrees would constitute a breach of this Agreement by Employee.

11.Compliance Certification. Employee hereby acknowledges and agrees that Employee is fully familiar with certain areas of the Released Parties’ operations, business practices, financial dealings, compliance measures and controls, personnel practices and policies, and other functions and personnel activities, over which Employee had direct and indirect authority or control during Employee’s employment with the Released Parties; and that the only present or potential violations of the Released Parties’ rules, regulations, controls, or policies, or any federal, state, or local law, ordinance, statute, or regulation, or any other breach of duty or responsibility by the Released Parties or any of its managers, supervisors, owners, members, officers, or other employees, of which Employee is aware, if any, are fully set forth in the “Certification of Compliance” appended hereto.

12.Intellectual Property. Employee agrees that ownership of all written materials and other property generated or made by Employee during or arising out of Employee’s employment with the Company (“Works”) shall reside with the Company regardless whether such Works are capable of copyright protection. Employee agrees to execute any documents which the Company deems reasonably necessary in connection with the assignment of such Works and copyright therein to the Company. Employee will take whatever steps and do whatever acts the Company requests, including, but not limited to, placement of the Company’s proper copyright notice on such Works to secure or aid in securing and maintaining copyright protection in such Works, and will assist the Company or its nominees in filing applications to register claims of copyright in such Works.

13.Waiver of Breach. No act or omission by the Company shall be deemed a waiver by the Company of any of its rights under this Agreement. Employee acknowledges that every situation is unique and the Company may need to respond differently to the actions by one employee or the facts of one situation than to the actions of another employee or the facts of another situation. Therefore, the failure of the Company to enforce the same, similar, or different restrictions against Employee or another employee or to seek a different remedy shall not be construed as a waiver or estoppel to the enforcement of the Agreement’s restrictions against Employee.

14.Non-Disparagement. Employee specifically understands and agrees that Employee shall not disparage, demean, or otherwise communicate through any means, including social media, any information damaging or potentially damaging to the business or reputation of Released Parties or any of them to any third party, including, but not limited to, the media and business community and any past or present employees of the Company, without the express written consent of the Company. It is understood and agreed by the Parties that this provision shall not apply to any information, complaint, or other communication that Employee may in good faith file with or communicate to any judicial or other governmental entity or agency concerning any of the Released Parties.

15.Neutral Reference. The Company understands and agrees that any prospective employer of Employee who contacts the Company’s Vice President of Human Resources, General

Counsel, or CEO for reference information about Employee shall be informed only of Employee’s dates of employment and Employee’s last job title.

16.Breach by Employee. Employee understands and agrees that a breach by Employee of any provision of this Agreement nullifies any obligation of the Company to provide the Severance Package (or any remaining installment thereof) and obligates Employee to return to the Company all monies already paid out under this Agreement at the time of the breach except for One Hundred Dollars ($100.00), and permits the Company to pursue any other legal or equitable relief to which it is otherwise entitled as the result of such breach. Employee also understands and agrees that Employee will be responsible for payment of the Company’s attorneys’ fees incurred as a result of a successful effort to pursue legal action against Employee in connection with a breach of either this Agreement or the surviving provisions of the At-Will Agreement (as defined below). If an allegation of breach is made by the Company, the Company has the burden of proof to demonstrate that a breach has been committed by the Employee.

17.No Admission of Liability by the Released Parties. Employee agrees that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by the Released Parties or any of them of any liability or unlawful conduct of any kind.

18.Changes Must Be in Writing. This Agreement may not be modified, altered, or changed except upon the express written consent of both Parties in which specific reference is made to this Agreement.

19.Entire Agreement. This Agreement sets forth the entire agreement between Employee and the Company with regard to Employee’s separation and severance and supersedes any prior agreements or understandings between the Parties with regard to the same subjects, including Section 9 of the At-Will Agreement, which, in any event, has been more than fulfilled by the consideration set forth in this Agreement; provided, however, that this Agreement shall have no effect on any restrictive covenants that would otherwise survive the termination of Employee’s employment contained in any non-competition, non-solicitation, intellectual property, or non-disclosure obligations or commitments that are presently in place by virtue of existing contract or policy restrictions on Employee arising out of or in connection with Employee’s employment with the Company. See Paragraph 20 for further details. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to sign this Agreement, except for those set forth in this Agreement.

20.Confirmation of Limited Restrictions. In accordance with Paragraph 19, Employee re-affirms the surviving commitments made in his At-Will Employment Agreement signed on April 7, 2003 (“At-Will Agreement”), with the following modifications: (1) The term “Company”

as used in the At-Will Agreement shall encompass Calumet Specialty Products Partners, L.P., and all of its parents, subsidiaries, and affiliates; and (2) the limitations periods set forth in Section 6, subsections B. and C. shall be extended to cover a period of two (2) years from the date of separation.

21.Severability. Each provision and individual covenant of this Agreement and the At-Will Agreement is severable. If any court or other governmental body of competent jurisdiction shall conclude that any provision or individual covenant of this Agreement or the At-Will Agreement is invalid or unenforceable, such provision or individual covenant shall be deemed ineffective to the extent of such unenforceability without invalidating the remaining provisions and covenants, which shall remain in full force and effect. Further, with regard to the At-Will Agreement, if any provision, term, or covenant of same is found to be unenforceable, the court shall limit the application of such term, provision, or covenant, or modify any such term, provision, or covenant and proceed to enforce the remainder of the surviving terms of the At-Will Agreement as so limited or modified. The parties further agree that if any provision of this Agreement or the At-Will Agreement is susceptible of two or more constructions, one of which would render the provision unenforceable, then the provision shall be construed to have the meaning that renders it enforceable.

22.Successors Are Bound. Each of the agreements and promises contained in this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, executors, assignees, administrators, agents, and successors in interest to each of the Parties.

23.Section Headings. The section headings in this Agreement are inserted solely as a matter of convenience and for reference and, in the event of any conflict, the text of this Agreement, rather than the headings, will control.

24.Counterparts. This Agreement may be executed in one or more counterparts, each of which (including a facsimile or pdf attachment to e-mail thereof) shall be deemed an original, but which together shall constitute one and the same instrument. The facsimile or pdf shall be admissible in any legal proceedings as if it were a manually signed original.

25.Choice of Law and Venue. This Agreement shall be interpreted in accordance with the laws of the State of Indiana. Exclusive jurisdiction and venue over any and all disputes arising out of or in connection with this Agreement shall be in Marion County, Indiana, or in the United States District Court for the Southern District of Indiana.

26.Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE AT-WILL AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES

THAT RELATE TO THIS AGREEMENT OR THE AT-WILL AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, FRAUD CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

27.Right to Revoke for Seven (7) Days After Signing and Effective Date. Employee may revoke this Agreement by giving written notice of such revocation to the Company at any time within seven (7) days following the date this Agreement is signed by Employee, and this Agreement shall not become effective or enforceable until the end of such revocation period (“Effective Date”).

28.Review Period and Acknowledgment of Rights and Understandings. Employee expressly agrees and acknowledges the following: (a) that Employee was given this Agreement on March 4, 2019; (b) that Employee understands the terms and conditions of this Agreement; (c) that Employee has knowingly and voluntarily entered into this Agreement; (d) that Employee has hereby been advised in writing to consult an attorney in connection with reviewing and entering into this Agreement; (e) that Employee has been given at least twenty-one (21) days to review and consider the original draft of this Agreement before signing this Agreement; and (f) that this Agreement, when signed by the Company and Employee (without revocation), is legally binding upon both the Company and Employee, as well as their heirs, assigns, executors, administrators, agents, successors in interest, even if Employee decides not to consult with an attorney in connection with reviewing and entering into this Agreement or if Employee fails to utilize the full twenty-one (21) days given Employee for this purpose.

29.Twenty-One (21) Day Review Period Not Increased by Changes.  Employee agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period set forth in the previous Section.

WHEREFORE, intending to be legally bound to each and all of the terms of this Agreement, the Parties hereby execute this Agreement this __22nd__ day of __March__ 2019.

William A. Anderson	CALUMET GP, LLC (for itself and on behalf of the Company)

__/s/ William A. Anderson _____            __/s/ Pete Andrich __________________
Signature:                        Signature:

_William A. Anderson___________            __Petar Andrich_____________________
Printed Signature:                    Printed Signature:

“Employee”                    __HR VP___________________________
Title:
“Company”

Certification of Compliance

I, William A. Anderson, hereby confirm that I am fully familiar with certain areas of the Company’s operations, business practices, financial dealings, compliance measures and controls, personnel practices and policies, and other functions and personnel activities, over which I had direct and indirect authority or control during my employment with the Company; and that the only present or potential violations of the Company’s rules, regulations, controls, or policies, or any federal, state, or local law, ordinance, statute, or regulation, or any other breach of duty or responsibility by the Company or any of its managers, supervisors, owners, members, officers, or other employees, of which I am aware, if any, are fully set forth in this Certification of Compliance as indicated below (and on additional attached pages, if necessary):

X I am not aware of any present or potential violations of the Company’s rules, regulations, controls, or policies, or any federal, state, or local law, ordinance, statute, or regulation, or any other breach of duty or responsibility by the Company or any of its managers, supervisors, owners, members, officers, or other employees, as of the date below.

The only potential or real violation(s) of the Company’s rules, regulations, controls, or policies, or any federal, state, or local law, ordinance, statute, or regulation, or any other breach of duty or responsibility by the Company or any of its managers, supervisors, owners, members, officers, or other employees, of which I am aware as of the date below is (are) as follows:

__/s/ William A. Anderson _____ ____3/18/2019____________
William A. Anderson         Date